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                                                                     Exhibit 2.5

                            FORM OF VOTING AGREEMENT

      This VOTING AGREEMENT (this "Agreement"), is entered into as of July 18, 2003 by and among Business Objects S.A., a societe anonyme organized under the laws of the Republic of France ("Parent"), Crystal Decisions, Inc., a Delaware corporation (the "Company"), and the undersigned stockholder of Parent, as an individual (the "Stockholder"). Capitalized terms used in this Agreement but not otherwise defined shall have the meanings ascribed to them in the Merger Agreement (defined below).

                                    RECITALS

      WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Borg Merger Sub I, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent ("Merger Sub 1"), Borg Merger Sub II, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent ("Merger Sub 2"), Borg Merger Sub III, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent ("Merger Sub 3"), Seagate Software (Cayman) Holdings, an exempted company incorporated in the Cayman Islands ("HoldCo"), and the Company are entering into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which (1) Merger Sub 1 will merge with and into HoldCo (the "HoldCo Merger"), (2) immediately following the HoldCo Merger, the surviving corporation of the HoldCo Merger will merge with and into Merger Sub 2 (the "Second HoldCo Merger"), (3) immediately following the Second HoldCo Merger, Merger Sub 3 will merge with and into the Company (the "Company Merger"), and (4) immediately following the Company Merger, the surviving corporation of the Company Merger will merge with and into the surviving corporation of the Second HoldCo Merger (the "Second Company Merger," and together with the HoldCo Merger, the Second HoldCo Merger and Company Merger, the "Mergers");

      WHEREAS, the Stockholder beneficially owns (as such term is defined pursuant to Rule 13d-3(a) promulgated under the Securities Exchange Act of 1934, as amended), such number of Parent's ordinary shares, nominal value EUR 0.10 per share (whether held in the form of American depositary receipts or ordinary shares, the "Parent Stock"), and holds options to purchase such number of shares of Parent Stock, as indicated next to the Stockholder's signature on the signature page to this Agreement;

      WHEREAS, as a condition and inducement to the Company's willingness to enter into the Merger Agreement, the Stockholder is entering into this Agreement to vote all shares of Parent Stock beneficially owned by the Stockholder, whether owned as of or acquired after the date of this Agreement (the "Subject Shares"), in the manner specified in Section 1 of this Agreement.

      NOW, THEREFORE, in consideration of the foregoing and the covenants, agreements, representations and warranties set forth herein, intending to be legally bound, the parties agree as follows:

            Section 1. Voting of Subject Shares. At any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of Parent's


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stockholders, however called, or in connection with any action or approval by written consent of Parent's stockholders, Stockholder will, in the event that Parent is unable to vote all Subject Shares pursuant to the irrevocable proxy in the form attached hereto as Annex I (the "Proxy") at the meeting, appear at the meeting or otherwise cause all Subject Shares to be counted as present thereat for purposes of establishing a quorum and vote or consent (or cause to be voted or consented) all Subject Shares:

                  (a) in favor of the Parent Proposals and such other matters as Parent reasonably believes are necessary to be approved under applicable law to consummate the Mergers and the other transactions contemplated by the Merger Agreement in accordance with the terms of the Merger Agreement; and

                  (b) against any actions (other than those actions that relate to the Mergers and the other transactions contemplated by the Merger Agreement) that would materially adversely affect the ability of Parent to consummate the Mergers without material delay.

The Stockholder further agrees not to enter into any agreement or understanding with any person to vote or give instructions in any manner inconsistent with or violative of the terms of this Section 1.

            Section 2. Transfer of Subject Shares. Except as otherwise contemplated by the Merger Agreement or this Agreement, from and after the date of this Agreement until the termination of this Agreement pursuant to Section 6, the Stockholder will not, directly or indirectly, without the prior written consent of the Company:

                  (a) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise in any way dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or any other disposition of, any or all of the Subject Shares, or any interest therein;

                  (b) grant any proxy or powers of attorney, deposit any of the Subject Shares into a voting trust or enter into a voting agreement with respect to any of the Subject Shares;

                  (c) take any action that would reasonably be expected to have the effect of preventing or disabling the Stockholder from performing its obligations under this Agreement or making any representation or warranty of the Stockholder contained in this Agreement untrue or incorrect; or

                  (d) enter into any agreement or arrangement providing for any of the actions described in clause (a), (b) or (c) above;

provided, however, nothing in this Agreement shall be deemed to prohibit or restrict any sale or other disposition of any of the Subject Shares pursuant to the terms of a trading plan adopted pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, in effect prior to the date hereof.


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            Section 3. Representations and Warranties. The Stockholder hereby represents and warrants to the Company as follows:

                  (a) Ownership. The Stockholder is, and, subject to the proviso in Section 2, at all times prior to the termination of this Agreement in accordance with Section 6 of this Agreement will be, the beneficial owner of the Subject Shares. The Subject Shares constitute all of the issued and outstanding shares of Parent capital stock owned of record or beneficially owned by the Stockholder. Subject to the community property laws, the Stockholder has the sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Subject Shares, with no limitations, qualifications or restrictions on such power, subject to applicable securities laws and the terms of this Agreement. As of the date hereof, Stockholder does not beneficially own any securities of Parent other than Parent Stock and options to purchase such number of shares of Parent Stock, as indicated next to the Stockholder's signature on the signature page to this Agreement.

                  (b) Power; Binding Agreement. The Stockholder has all requisite legal capacity, power and authority to enter into and perform all of its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general equitable principles. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Stockholder is trustee whose consent is required for the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated hereby.

                  (c) No Encumbrances. All of the Subject Shares are, and, at all times prior to the termination of this Agreement in accordance with Section 6 will be, held by the Stockholder free and clear of any Encumbrance, except as may be created hereby.

            Section 4. Irrevocable Proxy. Concurrently with the execution of this Agreement, Stockholder agrees to deliver to Parent the Proxy, which shall be irrevocable to the fullest extent permitted by applicable law, with respect to the Securities.

            Section 5. Further Assurances. From time to time, at the Company's reasonable request and without further consideration, the Stockholder will perform such further acts and execute and deliver such additional documents as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

            Section 6. Termination. This Agreement will terminate upon the earlier to occur of (i) the date on which the Merger Agreement is terminated in accordance with the provisions of Section 10.1 of the Merger Agreement, (ii) the Effective Time and (iii) the mutual agreement in writing of the parties hereto to terminate this Agreement. Following termination, this Agreement will be of no further force and effect except that


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nothing herein will relieve any party from liability for any material breach of this Agreement.

            Section 7. Stock Splits, Dividends, Etc. The Subject Shares shall be deemed to include any shares of Company Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, option or other convertible security which is issued as) a dividend, stock split or other distribution, recapitalization or reclassification with respect to, or in exchange for, or in replacement of, such Subject Shares.

            Section 8. Miscellaneous.

                  (a) Amendments. This Agreement may not be amended, altered, supplemented or otherwise modified or terminated except upon the execution and delivery of a written agreement executed by the parties hereto.

                  (b) Notices. All notices and other communications hereunder will be in writing and will be deemed duly given (i) on the date of delivery if delivered personally, (ii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) of transmission by telecopy or telefacsimile, or (iii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) if delivered by a nationally recognized courier service. All notices hereunder will be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

                        (i) if to the Stockholder, to:

                        Bernard Liautaud
                        c/o Business Objects S.A.
                        Business Objects Americas, Inc.
                        3030 Orchard Parkway
                        San Jose, California 95134
                        Attention: General Counsel
                        Telephone: (408) 953-6000
                        Facsimile: (408) 953-6001

                        with a copy to:

                        Skadden, Arps, Slate, Meagher & Flom LLP
                        525 University Avenue, Suite 1100
                        Palo Alto, California 94301
                        Attention: Marc R. Packer
                                   Kenton J. King
                        Telephone: (650) 470-4500
                        Facsimile: (650) 470-4570

                        (ii) if to Parent:

                        Business Objects S.A.


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                        Business Objects Americas, Inc.
                        3031 Orchard Parkway
                        San Jose, California 95134
                        Attention: General Counsel
                        Telephone: (408) 953-6000
                        Facsimile: (408) 953-6001

                        with a copy to:

                        Skadden, Arps, Slate, Meagher & Flom LLP
                        525 University Avenue, Suite 1100
                        Palo Alto, California 94301
                        Attention: Marc R. Packer
                                   Kenton J. King
                        Telephone: (650) 470-4500
                        Facsimile: (650) 470-4570

                        (iii) if to the Company, to:

                        Crystal Decisions, Inc.
                        895 Emerson Street
                        Palo Alto, California  94301
                        Attention:  General Counsel
                        Telephone:  (650) 838-7410
                        Facsimile:  (650) 838-7451

                        with a copy to:

                        Crystal Decisions, Inc.
                        8840 Cambie Street
                        Vancouver, British Columbia
                        Canada  V6B 4J2
                        Attention:  Chief Financial Officer
                        Telephone:  (604) 681-3435
                        Facsimile:  (604) 681-2934

                        and with a copy to:

                        Wilson Sonsini Goodrich & Rosati
                        Professional Corporation
                        650 Page Mill Road
                        Palo Alto, California 94304
                        Attention: Larry W. Sonsini
                                   Martin W. Korman
                        Telephone: (650) 493-9300
                        Facsimile: (650) 493-6811


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                  (c) Counterparts. This Agreement may be executed in two or more counterparts, and by facsimile, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

                  (d) Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the exhibits hereto, (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (ii) are not intended to confer upon any other person any rights or remedies hereunder.

                  (e) Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

                  (f) Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                  (g) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

                  (h) Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

                  (i) Assignment. This Agreement may not be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, but without relieving any party hereto of any obligation hereunder, this Agreement will be binding upon, inure to


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the benefit of and be enforceable by the parties and their respective successors and assigns.

                  (j) No Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. Any and all rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any other right or remedy otherwise available.

                  (k) Descriptive Heading. The descriptive headings used herein are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

                  (l) Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

                                    By:
                                       ---------------------------------
                                    Name:
                                    as the Stockholder

                                    Shares beneficially owned:
                                                 shares of Parent Stock
                                    ------------
                                                 shares of Parent Stock
                                    ------------
                                       issuable upon the exercise of options


                                    BUSINESS OBJECTS S.A


                                    By:
                                       ---------------------------------
                                    Name:
                                    Title:


                                    CRYSTAL DECISIONS, INC.


                                    By:
                                       ---------------------------------
                                    Name:
                                    Title:


                      [SIGNATURE PAGE TO VOTING AGREEMENT]

                                     ANNEX I

                                IRREVOCABLE PROXY

      The undersigned Stockholder of Business Objects S.A., a societe anonyme organized under the laws of the Republic of France ("Parent"), hereby irrevocably (to the fullest extent permitted by applicable law) appoints Eric Patel and Susan J. Wolfe and each of them individually, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and re-substitution, to the full extent of the undersigned's right, with respect to the Subject Shares (as defined in the Voting Agreement dated as of the date hereof (the "Voting Agreement") between Parent, Crystal Decisions, Inc., a Delaware corporation (the "Company"), and the undersigned Stockholder) until the termination of the Voting Agreement pursuant to its terms. Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Voting Agreement. Upon the execution hereof, all prior proxies given by the undersigned with respect to the matters set forth in clauses (a) and (b) below are hereby revoked and no subsequent proxies will be given.

      This proxy is irrevocable to the fullest extent permitted by applicable law, is granted pursuant to the Voting Agreement and is granted in consideration of Parent entering into the Merger Agreement. This proxy is executed and intended to be irrevocable to the fullest extent permitted by law in accordance with the provisions of Section 212(c) of the Delaware General Corporation Law. The attorneys and proxies named above are empowered to exercise all voting rights (including, without limitation, the power to execute and deliver written consents with respect to the Subject Shares) of the undersigned at any time prior to termination of the Voting Agreement at every annual, special or adjourned meeting of the stockholders of Parent and in every written consent in lieu of such meeting as follows:

                  (a) in favor of the Parent Proposals and such other matters as Parent reasonably believes are necessary to be approved under applicable law to consummate the Mergers and the other transactions contemplated by the Merger Agreement in accordance with the terms of the Merger Agreement; and

                  (b) against any actions (other than those actions that relate to the Mergers and the other transactions contemplated by the Merger Agreement) that would materially adversely affect the ability of Parent to consummate the Mergers without material delay.

      The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided in clauses (a) and (b) above. The undersigned Stockholder may vote the Subject Shares on all other matters.

      Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

      This Proxy is coupled with an interest and is irrevocable to the fullest extent permitted by law.

Dated: July __, 2003                Signature of Stockholder:

                                    ------------------------------------------


                                    Print Name of Stockholder:

                                    ------------------------------------------




                [SIGNATURE PAGE TO ANNEX I OF THE VOTING AGREEMENT,
                               IRREVOCABLE PROXY]